UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-10843 (Commission File Number)	04-2441294 (IRS Employer Identification Number)
43 Manning Road Billerica, Massachusetts 01821 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (978) 663-7598
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

(b) At the Company's 2012 Annual Meeting on February 23, 2012, of the 3,396,154 shares outstanding and entitled to vote 3,037,311 shares were represented, constitute a 89.4% quorum.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Item No. 1:   The board's nominee for class I director was elected to serve until the Company's 2015 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Robert M. Williams	1,136,765	418,331	1,482,215

Item No. 2:  The appointment of McGladrey & Pullen, LLP as the Company's independent registered auditors for fiscal 2012 was ratified by the shareholders, by the votes set forth in the table below:

:

For	Against	Abstain	Broker Non-Votes
2,854,847	87,514	94,950	0

Item No. 3:  The shareholders approved, a shareholder proposal that recommends that the Board of Directors of the Company take the steps necessary to declassify the election of the individual Board members and thereby nominate all Directors of the Company for election on an annual basis for a term of one year rather than staggering their individual elections to occur once every three years, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Broker Non-Votes
1,273,035	273,863	8,198	1,482,215	1,576,019

  Our Board of Directors will review the entire proposal at our next Board meeting, which is scheduled for May 8, 2012. The Company will report what actions the Board will be taking in response to this vote after the May Board meeting.

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                                                                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP Inc.

By:  __ /s/ Gary W. Levine

Name:   Gary W. Levine

Title:     Secretary

Dated: February 28, 2012